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                                                                   Exhibit 10.17


                               ONE EXECUTIVE DRIVE
                            CHELMSFORD, MASSACHUSETTS

                                      LEASE

                          DATED AS OF FEBRUARY 25, 1999


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                                TABLE OF CONTENTS

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ARTICLE I
   Reference Data.................................................................................................8
   1.1    SUBJECTS REFERRED TO....................................................................................8
   1.2    EXHIBITS................................................................................................9
ARTICLE II  Premises, Term, Rent and Security Deposit............................................................10
   2.1    THE PREMISES...........................................................................................10
          2.1.1    LANDLORD'S RESERVATIONS.......................................................................10
          2.1.2    PARKING.......................................................................................11
          2.1.3    RIGHT OF FIRST OFFER..........................................................................11
   2.2    LEASE TERM.............................................................................................12
          2.2.1    EXTENSION OPTION..............................................................................12
          2.2.2    FAIR MARKET RENT..............................................................................13
   2.3    LEASE YEAR.............................................................................................14
   2.4    RENT...................................................................................................14
          2.4.1    BASE RENT.....................................................................................14
          2.4.2    TENANT'S PROPORTIONATE SHARE OF TAXES AND OPERATING EXPENSES..................................14
          2.4.3    DEFINITION OF TAXES...........................................................................15
          2.4.4    DEFINITION OF OPERATING EXPENSES..............................................................16
          2.4.5    DEFINITION OF OPERATING YEAR..................................................................18
          2.4.6    OPERATING STATEMENTS AND ESTIMATED ADDITIONAL RENT PAYMENTS...................................19
          2.4.7    ADDITIONAL RENT...............................................................................19
          2.4.8    WHERE TO PAY RENT.............................................................................19
   2.5    SECURITY DEPOSITS......................................................................................20
ARTICLE III  Delivery of Premises................................................................................20
   3.1    ACCEPTANCE OF THE PREMISES.............................................................................20
   3.2    LEASEHOLD IMPROVEMENTS.................................................................................20
   3.3    TENANT ALLOWANCE AND TENANT REIMBURSEMENT..............................................................20
ARTICLE IV  Additional Covenants of Tenant.......................................................................22
   4.1    TENANT COVENANTS.......................................................................................22
          4.1.1    PERMITTED USE.................................................................................22
          4.1.2    NO UNLAWFUL USE...............................................................................22
          4.1.3    COMPLIANCE WITH LAWS..........................................................................23
          4.1.4    SAFETY APPLIANCES; LICENSES...................................................................24
          4.1.5    PERSONAL PROPERTY TAXES.......................................................................24
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ARTICLE V  Assignment and Subletting.............................................................................24
   5.1    GENERAL PROHIBITION OF ASSIGNMENT AND SUBLETTING.......................................................24
   5.2    AFFILIATED ENTITIES....................................................................................24
   5.3    TERMS GOVERNING ASSIGNMENTS AND SUBLEASES..............................................................25
   5.4    NO WAIVER OR RELEASE...................................................................................25
   5.5    LANDLORD'S RECAPTURE RIGHT.............................................................................25
ARTICLE VI  Maintenance and Repairs..............................................................................26
   6.1    REPAIR AND YIELD UP....................................................................................26
   6.2    LANDLORD'S RIGHT TO SELF-HELP..........................................................................26
ARTICLE VII  Tenant Alterations..................................................................................27
   7.1    IMPROVEMENTS...........................................................................................27
   7.2    INDEMNITY..............................................................................................28
ARTICLE VIII  Signs and Furnishings..............................................................................28
   8.1    SIGNAGE................................................................................................28
   8.2    FLOOR LOAD; DELIVERIES.................................................................................29
ARTICLE IX  Tenant's Equipment...................................................................................29
   9.1    INSTALLATION AND MAINTENANCE OF TENANT'S EQUIPMENT.....................................................29
   9.2    SATELLITE DISH.........................................................................................29
ARTICLE X  Inspection by Landlord................................................................................30
ARTICLE XI  Insurance............................................................................................30
   11.1   INCREASE IN INSURANCE RATE.............................................................................30
   11.2   COMMERCIAL GENERAL LIABILITY AND CASUALTY INSURANCE....................................................30
   11.3   WAIVER OF SUBROGATION..................................................................................31
ARTICLE XII  Utilities and Services..............................................................................32
   12.1   UTILITIES..............................................................................................32
   12.2   INTERRUPTION OF SERVICES...............................................................................32
   12.3   GOVERNMENTAL REGULATIONS...............................................................................32
ARTICLE XIII  Liability of Landlord; Indemnity...................................................................33
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   13.1   LIMITATION OF LIABILITY................................................................................33
   13.2   INDEMNITY..............................................................................................33
   13.3   NO RIGHT OF SET-OFF....................................................................................33
   13.4   NONRECOURSE............................................................................................34
ARTICLE XIV  Rules and Regulations...............................................................................34
ARTICLE XV  Damage or Destruction................................................................................34
   15.1   RESTORATION OR TERMINATION.............................................................................34
   15.2   TENANT'S PERSONAL PROPERTY.............................................................................35
   15.3   LANDLORD'S RIGHT TO TERMINATE..........................................................................35
ARTICLE XVI  Condemnation........................................................................................35
   16.1   TAKING.................................................................................................35
   16.2   AWARDS.................................................................................................36
ARTICLE XVII  Default by Tenant; Remedies........................................................................36
   17.1   DEFAULT................................................................................................36
   17.2   LANDLORD'S RIGHT TO TERMINATE..........................................................................37
   17.3   RENT RESERVED..........................................................................................37
   17.4   CUMULATIVE REMEDIES....................................................................................38
   17.5   NO WAIVER..............................................................................................38
   17.6   LANDLORD'S RIGHT TO SELF-HELP..........................................................................39
   17.7   LATE CHARGE............................................................................................39
ARTICLE XVIII  Holding Over......................................................................................39
ARTICLE XIX  Covenants of Landlord...............................................................................40
   19.1   QUIET ENJOYMENT........................................................................................40
   19.2   LANDLORD'S RESERVATIONS................................................................................40
   19.3   LANDLORD'S SERVICES....................................................................................40
   19.4   NORMAL HOURS OF OPERATION..............................................................................41
   19.5   ADDITIONAL SERVICES....................................................................................41
   19.6   ROOF, EXTERIOR WALLS, FLOOR SLABS AND BUILDING COMMON FACILITIES REPAIRS...............................41
   19.7   OBLIGATIONS REGARDING LOBBY, COMMON AREA, AND CAFETERIA STORAGE AREA...................................41
ARTICLE XX  Rights of Mortgagee..................................................................................41
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   20.1   DEFINITION OF MORTGAGE.................................................................................41
   20.2   LEASE SUBORDINATE-SUPERIOR.............................................................................41
ARTICLE XXI  General Provisions..................................................................................43
   21.1   NO REPRESENTATIONS.....................................................................................43
   21.2   NO PARTNERSHIP OR JOINT VENTURE........................................................................43
   21.3   BROKERAGE..............................................................................................43
   21.4   ESTOPPEL CERTIFICATE...................................................................................43
   21.5   COST OF ENFORCEMENT....................................................................................43
   21.6   NOTICES................................................................................................44
   21.7   PARTIAL INVALIDITY.....................................................................................44
   21.8   GENDER.................................................................................................44
   21.9   BIND AND INURE.........................................................................................44
   21.10  ENTIRE AGREEMENT.......................................................................................44
   21.11  APPLICABLE LAW.........................................................................................44
   21.12  HEADINGS...............................................................................................45
   21.13  NOT AN OFFER...........................................................................................45
   21.14  TIME IS OF THE ESSENCE.................................................................................45
   21.15  MULTIPLE COUNTERPARTS..................................................................................45
   21.16  NOTICE OF LEASE........................................................................................45
   21.17  WAIVER OF JURY TRIAL...................................................................................45
   21.18  EXHIBITS...............................................................................................45
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EXHIBIT A - DESCRIPTION OF THE LAND
EXHIBIT B - FLOOR PLAN OF THE PREMISES
EXHIBIT C - FORM OF LETTER OF CREDIT
EXHIBIT D - LANDLORD'S SERVICES
EXHIBIT E - RULES AND REGULATIONS
EXHIBIT F - COVENANTS OF TENANT RELATING TO THE SATELLITE DISH
EXHIBIT G - COMMON AREAS TO BE SEALED OFF
EXHIBIT H - CAFETERIA STORAGE AREA TO BE RELOCATED


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                               ONE EXECUTIVE DRIVE
                            CHELMSFORD, MASSACHUSETTS

                       LEASE dated as of February 25, 1999

                                   ARTICLE I

                                 REFERENCE DATA


     I.1 SUBJECTS REFERRED TO. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

     LANDLORD:      MGI Chelmsford Corp.,
                         a Massachusetts corporation

     LANDLORD'S
     ADDRESS:            c/o MGI Properties
                         One Winthrop Square
                         Boston, Massachusetts  02110

     TENANT:             Castle Networks, Inc.
                         a Delaware corporation

     TENANT'S ORIGINAL
     ADDRESS:            68 Tadmuck Road
                         Westford, MA  01886
     LEASE
     COMMENCEMENT
     DATE:          April 10, 1999

     RENT COMMENCEMENT
     DATE:               May 1, 1999

     LAND: The land more particularly described in EXHIBIT A attached hereto upon which the Building is located.

     BUILDING:           The building located on the Land and commonly known as
                         One Executive Drive, Chelmsford, Massachusetts.

     PROPERTY:           The Land and the Building, collectively.


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     PREMISES:           Approximately 46,084 rentable square feet on the first
                         and second floors in the Building as indicated by the floor plan attached hereto as EXHIBIT B and subject to reservations described in Section 2.1.

     LEASE TERM:         Commencing on the Lease Commencement Date and
                         terminating on December 31, 2004.

     ANNUAL BASE RENT:   From the Rent Commencement Date through December 31,
                         1999, $4.75 per rentable square foot or $218,899 per year; From January 1, 2000 through December 31, 2004,
                         $12.00 per rentable square feet or $553,008.00 per year
                         - subject to adjustment pursuant to Section 3.3 hereof.

     SECURITY DEPOSIT:   $92,168.00, subject to the provisions of Section 2.5
                         hereof.

     PERMITTED USES:     General office, and light manufacturing of
                         telecommunications equipment and for no other purpose whatsoever without Landlord's prior written consent.

     COMMERCIAL
     GENERAL LIABILITY
     INSURANCE BY
     TENANT: Personal Injury, Bodily Injury and Property Damage Limits - $2,000,000 each occurrence plus $1,000,000 umbrella.

     RENTABLE AREA OF
     PREMISES:           Agreed to be 46,084 rentable square feet

     RENTABLE AREA OF
     BUILDING:           Agreed to be 110,090 rentable square feet

     TENANT'S
     PROPORTIONATE
     SHARE:              41.9%

     OPTION TO EXTEND:   Tenant shall have one five-year option to extend,
                         subject to the provisions of Section 2.2.1 hereof.

     RIGHT OF FIRST
     OFFER: Tenant shall have a right of first offer on all (but not a portion) of the space on the third (3rd) floor of the Building, subject to Section 2.1.3 hereof.


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     I.2  EXHIBITS. There are incorporated as a part of this Lease:

          EXHIBIT A - Description of the Land
          EXHIBIT B - Floor Plan of the Premises
          EXHIBIT C - Form of Letter of Credit
          EXHIBIT D - Landlord Services
          EXHIBIT E - Rules and Regulations
          EXHIBIT F - Covenants of Tenant Relating to the Satellite Dish EXHIBIT G - Common Areas to be Sealed Off
          EXHIBIT H - Cafeteria Storage Area To Be Relocated

                                   ARTICLE II

                    PREMISES, TERM, RENT AND SECURITY DEPOSIT


     II.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Lease Term, and upon the terms, conditions, covenants and agreements herein provided, the Premises. The Premises do not include the area behind the inside surface of exterior walls, the common stairways and stairwells, elevators, utility closets, pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and the common corridors and lobby located on the first floor of the Building. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules and regulations from time to time adopted by Landlord, the public areas of the Building (including, without limitation, the elevators, first floor lobby, the cafeteria facility, the shower/locker room facilities, staircases and loading dock) and the common walkways on the Property necessary for access to the Building.

          II.1.1 LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, after reasonable notice to Tenant (except in the event of an emergency) and without unreasonable interference with Tenant's use of the Premises for its intended use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any public or common areas in the Building or on the Land, provided that substitutions are substantially equivalent or better. Tenant acknowledges that renovations and improvements to the Building may be undertaken by Landlord during the Lease Term, and that Tenant's quiet enjoyment of and access to the Premises may be temporarily disturbed by the noise, dust, vibrations, and other effects of renovations in the Building. Further, Tenant acknowledges that Landlord may enter the Premises at reasonable times after reasonable notice for the purpose of securing, maintaining or replacing Building operating systems located within the Premises, but Landlord shall use reasonable efforts to make any such entry during Tenant's non-business hours if such scheduling will not increase the cost of such work. Landlord agrees to make such modifications in a workmanlike fashion, using reasonable efforts to avoid interference with the operation of Tenant's business within the Premises; however, such work and its effects may inherently disturb Tenant and its use of the Premises. Tenant hereby waives any and all claims for damages to its property or its


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     business which may be caused by the effects of any such work (other than claim that are directly attributable to the gross negligence or willful misconduct of Landlord or its agents).

          II.1.2 PARKING. Tenant shall have the non-exclusive right to park in the parking lot located on the Land. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body (collectively, a "PARKING RESTRICTION"). Landlord shall not voluntarily consent to any such proposed Parking Restriction without Tenant's prior written consent and Landlord shall give Tenant prompt written notice of the proposed implementation or imposition of any such Parking Restriction of which Landlord has received written notice. Tenant shall have the right, at its own cost and expense, to challenge or appeal the implementation or imposition of any such Parking Restriction. The total number of parking spaces at the Building available for use by Tenant shall be five spaces per 1,000 rentable square feet of the Premises.

          II.1.3 RIGHT OF FIRST OFFER. Tenant shall have a right of first offer on all, but not a portion of, the space on the third floor in the Building (the "THIRD FLOOR SPACE"), subject to the following terms and conditions. In the event the Third Floor Space becomes available, Landlord shall give written notice thereof to Tenant (the "OFFERING NOTICE"), which notice shall set forth the available rentable square footage, rental rate and such other material terms and conditions upon which Landlord shall lease the Third Floor Space. If Tenant desires to lease the entire Third Floor Space upon the terms and conditions set forth in the Offering Notice, it shall so notify Landlord in writing within thirty (30) days of the Offering Notice and shall also indicate to Landlord whether Tenant wishes to substitute the Third Floor Space for that portion of the Premises consisting of approximately 7,893 rentable square feet (the "SECOND FLOOR SPACE") or to lease the Third Floor Space in addition to the existing Premises. If Tenant exercises its rights under this Section 2.1.3 in a timely manner and notifies Landlord that it wishes to lease the Third Floor Space in addition to the existing Premises, Landlord and Tenant shall execute an amendment to this Lease, reflecting the addition of the Third Floor Space to the Premises on the terms set forth in the Offering Notice. Prior to the exercise by Tenant of such option, the expression "PREMISES" shall mean the Premises shown on EXHIBIT B hereto, and after the exercise by Tenant of such option, the expression "PREMISES" shall mean the existing Premises as expanded by the Third Floor Space. If Tenant exercises its rights under this Section 2.1.3 in a timely manner and notifies Landlord that it wishes to lease the Third Floor Space but terminate its rights with respect to the Second Floor Space, Landlord and Tenant shall execute an amendment to this Lease, reflecting the substitution of the Third Floor Space for the Second Floor Space on the terms set forth in the Offering Notice and Tenant shall pay to Landlord, as Additional Rent, upon the execution of such amendment the unamortized transactional costs associated with the Second Floor Space (including without limitation, the Tenant Allowance, the Additional Tenant Improvements Costs and any leasing commissions), assuming an interest rate of ten percent (10%). Prior


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     to the exercise by Tenant of such option, the expression "PREMISES" shall mean the Premises shown on EXHIBIT B hereto, and after the exercise by Tenant of such option, the expression "PREMISES" shall mean the Premises expanded by the Third Floor Space and reduced by the Second Floor Space.

          If Tenant rejects such offer, or fails to notify Landlord of its acceptance of such offer as provided herein, Landlord shall be free for two hundred seventy (270) days after such rejection or deemed rejection to lease the entire Third Floor Space to any third party, or portions thereof to any third parties, at a rental rate which is not less than ninety percent (90%) of the rent set forth in the Offering Notice. If Landlord leases the Third Floor Space, or any portion thereof, to a third party, Tenant shall have no further rights under this Section 2.1.3.

          In the event Tenant rejects Landlord's initial offer and (a) Landlord desires to lease the Expansion Space or any portion thereof to a third party at a rent less than ninety percent (90%) of the rent set forth in the Offering Notice or (b) a lease with a third party is not executed within two hundred seventy (270) days after Tenant's rejection or deemed rejection of Landlord's initial offer, Landlord shall again offer to lease the entire Expansion Space to Tenant in accordance with the following provisions. Landlord shall provide Tenant with either a copy of a letter of intent from a proposed tenant to Landlord or a copy of a letter from Landlord to a proposed tenant (in either case, hereinafter called a "PROPOSAL") outlining the terms and conditions upon which Landlord would be willing to lease the Expansion Space. Tenant shall have the option to lease the entire Expansion Space on the terms and conditions outlined in any such proposal, which option shall be exercisable by written notice from Tenant to Landlord within five business days of receipt of such proposal from Landlord. If Tenant does not exercise such option within said five-day period, Landlord shall be free to lease the Expansion Space or any portion thereof to any third party so long as the "basic terms" of such lease are not materially more favorable than those set forth in the proposal sent to Tenant, and if Landlord does so, Tenant shall have no further rights under this Section
     2.1.3. The "basic terms" of a proposal shall mean and include the Annual Base Rent, Lease Term and Operating Expense escalation provisions.

     II.2 LEASE TERM. Tenant shall have and hold the Premises for a period commencing on the Lease Commencement Date, and continuing for the balance of the month in which the Lease Commencement Date occurs if it does not occur on the first day of a calendar month, and continuing until December 31, 2004 (the "LEASE TERM"), unless the Lease Term is terminated earlier in accordance with the provisions of this Lease.

          II.2.1 EXTENSION OPTION. Tenant shall have the right and option to extend the Lease Term for an additional period of five years commencing upon the expiration of the original five-year Lease Term referred to in
     Section 1.1 (the "ORIGINAL TERM"), provided that Tenant shall give Landlord notice of Tenant's exercise of such option at least nine (9) months but no earlier than fifteen (15) months prior to the expiration of the Original Term;


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     and provided further that Tenant shall not be in default at either the time of giving such notice or at the time of the commencement of such extension period in the performance or observance of any of the terms and provisions of this Lease on the part of Tenant to be performed or observed. Prior to the exercise by Tenant of such option, the expression "LEASE TERM" shall mean the Original Term, and after the exercise by Tenant of such option, the expression "LEASE TERM" shall mean the Original Term as it may have been then extended. Except as expressly otherwise provided in the following paragraph, all the terms, covenants, conditions, provisions and agreement in the Lease contained shall be applicable to the additional period to which the Original Term shall be extended as aforesaid. If Tenant shall give notice of its exercise of said option to extend in the manner and within the time period provided aforesaid, the Lease Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

          The Base Rent payable during such extension period shall be the fair market rent as of the commencement of such extension period determined in accordance with the provisions of Section 2.2.2; but in no event shall the Base Rent applicable to the extension period be less than the Base Rent for the year immediately preceding the commencement of such extension term.

          II.2.2 FAIR MARKET RENT. "FAIR MARKET RENT" shall mean the fair rent for the subject spaces as of the commencement of the period in question under market conditions then existing. Fair market rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the fair market rent at least five months prior to the date upon which the fair market rent is to take effect, then the fair market rent shall be determined by appraisal made as hereinafter provided by a board of three reputable independent real estate appraisers, each of whom shall have at least ten years of experience in the appraisal of office space in the Metropolitan Boston area. Landlord and Tenant shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Landlord and Tenant shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Landlord and Tenant. Landlord and Tenant shall appoint their respective appraisers at least four months prior to the commencement of the period for which fair market rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser at least three months prior to the commencement of such period and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the fair market rent of the space in question as of the commencement of the period to which the fair market rent shall apply and shall notify Landlord and Tenant of their determinations at least sixty (60) days prior to the commencement of such period. If the determinations of the fair market rent of any two or all three of the appraisers shall be identical in amount,


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     said amount shall be deemed to be the fair market rent of the subject space. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the fair market rent. The fair market rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Landlord and Tenant. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "FAILING PARTY"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten-day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the fair market rent shall be binding and conclusive upon Landlord and Tenant.

               Judgment on the determination made under the foregoing provision may be entered in any court of competent jurisdiction pursuant to the provisions of Section 14 of Chapter 251 of the General Laws of Massachusetts.

     II.3 LEASE YEAR. "LEASE YEAR" shall mean, in the case of the first Lease Year, the twelve (12) full calendar months plus the partial calendar month, if any, following the Lease Commencement Date if the Lease Commencement Date occurs on a day other than the first day of a calendar month. Thereafter, "LEASE YEAR" shall mean each successive twelve (12) calendar month period following the expiration of the first Lease Year during the Lease Term. If this Lease terminates on a day other than the last day of a Lease Year (as defined above), the last Lease Year shall end on such termination date.

     II.4 RENT. Tenant shall pay as rent for the Premises, without set-off, reduction or offset whatsoever except as otherwise specifically provided herein, Base Rent, and all other Additional Rent (as such terms are respectively hereinafter defined) required of Tenant under this Lease, all of which are collectively referred to herein as "RENT."

          II.4.1 BASE RENT. Beginning on the Rent Commencement Date, Tenant shall pay "BASE RENT" for the Premises in equal monthly installments of 1/12th of the Annual Base Rent in advance on the first day of each calendar month included in the Lease Term. If the Rent Commencement Date begins on a date other than the first day of a calendar month, or the Lease Term ends on a day other than the last day of the calendar month, Base Rent for such month shall be prorated based on the number of days in the calendar month included in the Lease Term.


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          II.4.2 TENANT'S PROPORTIONATE SHARE OF TAXES AND OPERATING EXPENSES.
     Beginning on the Rent Commencement Date, Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of (i) Taxes and (ii) Operating Expenses, all in the manner set forth in Section 2.4.6. Appropriate prorations shall be made at the beginning and end of the Lease Term for any Operating Year (as defined in Section 2.4.5 hereof) only part of which falls within the Lease Term. Tenant's obligation to pay such amounts as Additional Rent shall survive any termination of this Lease by lapse of time or otherwise.

          II.4.3 DEFINITION OF TAXES. "TAXES" means (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Lease Term, imposed or levied upon or assessed (A) against the Property or any portion thereof or (B) against any Base Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Base Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes.

          The amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. If the actual percentage of occupancy of the Building is less than ninety-five percent (95%) for any Operating Year, Taxes shall be reasonably projected by Landlord to the estimated Taxes that would have been incurred if the Building were ninety-five percent (95%) leased and such projected amount of Taxes shall be included in Taxes for such Operating Year.

          There shall be excluded from such Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "TAXES" for the purposes of this Article. Taxes shall not include separately assessed improvements made to the premises of another tenant in the Building which are the responsibility of such other tenant.

          If there is an abatement in Taxes with respect to any Operating Year with respect to which Tenant paid Additional Rent, and Landlord receives a tax refund or reimbursement as a result thereof, then Taxes for such Operating Year shall be reduced by the amount of such refund or reimbursement. Landlord shall deliver to Tenant, within forty-five (45) days following Landlord's receipt of the applicable bill for Taxes, a copy of such bill.

          II.4.4 DEFINITION OF OPERATING EXPENSES. "OPERATING EXPENSES" shall be computed on the accrual basis and shall consist of all reasonable expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building or the Property, including, without limitation, except as specified herein, the following:

                    (i) Wages, salaries and benefits of all employees directly engaged in building, equipment and grounds operations, maintenance, repair, cleaning or security, including, without limitation, taxes, insurance, workers' compensation benefits, and other benefits relating thereto;

                    (ii) All supplies and materials used in operations, maintenance, repair, cleaning and security;

                    (iii) Costs (including surcharges) of all utilities including, without limitation, water, sewer, power, heating, lighting, air-conditioning and ventilating not directly billed to Tenant or other tenants of the Building;

                    (iv) Cost of all equipment and the maintenance and service thereof and equipment leasing agreements therefor, including, without limitation, all life safety equipment, security and energy management services, window cleaning, carpet and window covering cleaning, elevator maintenance, janitorial service, trash and refuse removal;

                    (v) Cost of all insurance, including, without limitation, casualty and liability insurance, use, occupancy and business interruption insurance, casualty rent insurance and such other insurance as Landlord deems necessary and is customarily carried by owners of comparable buildings;

                    (vi) All costs and expenses relating to building, equipment and grounds maintenance, operation, replacement and repair, including, without limitation, normal maintenance and repair due to ordinary wear and tear; provided that if the cost of any improvement, replacement or repair is of a capital nature which is not all properly included as an Operating Expense for the Operating Year in which it was made (a "CAPITAL EXPENDITURE"), only those Capital Expenditures (A) designed or intended to reduce Operating Expenses ("SAVINGS EXPENDITURES"),

          (B) required by, governmental statutes, bylaws or regulations enacted or promulgated after the execution hereof ("MANDATED EXPENDITURES") or
          (C) which are reasonably required to satisfy Landlord's obligations under this Lease ("NECESSARY EXPENDITURES") shall be included in the calculation of Operating Expenses and only in an amount equal to the annual charge-off of such Capital Expenditures. The annual charge-off shall be determined by dividing the cost of such Capital Expenditure, plus an interest factor equal to ten percent per year (10%) by the number of years of useful life of such Capital Expenditure, as reasonably determined by Landlord in accordance with generally accepted principles of accounting in effect at the time of making the expenditure; provided, however, that the annual charge-off with respect to Savings Expenditures shall be an amount not to exceed any actual savings in cost resulting therefrom;

                    (vii) Costs of snow removal, landscaping, planting, maintaining driveways, parking areas and loading docks and similar services and facilities;

                    (viii) Management fees, including fees payable to an affiliate of Landlord so long as such fees are at a rate which is comparable to rates then being charged for similar management services by non-affiliates in respect of similar buildings in the Greater Boston area;

                    (ix) Fees payable to third parties for architectural, legal, accounting and other professional services, including, without limitation, the cost of preparing any financial statement of Operating Expenses but not including any such fees or costs relating solely to a particular tenant's occupancy of the Building except for any such fees or costs relating to Tenant's particular occupancy of the Premises; and

                    (x) All costs of equipping, furnishing and maintaining all portions of the Building or the Property which are used for maintenance or property management.

          If the actual percentage of occupancy of the Building is less than ninety-five percent (95%) for any Operating Year, the Operating Expenses incurred shall be reasonably projected by Landlord to the estimated Operating Expenses that would have been incurred if the Building were ninety-five percent (95%) occupied for such Operating Year and such services and utilities were being supplied to all tenants and such projected amount shall be included in Operating Expenses for such Operating Year.

          The following shall be excluded from Operating Expenses:

                    (i) Salaries of officers and executives and other employees of Landlord not directly connected with the operation of the Property; and Landlord's general overhead and any profit increment paid to subsidiaries or affiliates, except for a reasonable management fee which may be included in Operating Expenses;

                    (ii) Depreciation of the Building;

                    (iii) Interest and amortization upon indebtedness or the cost of the refinancing of such indebtedness;

                    (iv) Expenses for which Landlord, by the terms of the Lease, makes a separate charge to Tenant or other tenants of the Building;

                    (v)  Taxes;

                    (vi) The cost of any utilities currently furnished directly to and paid for by any tenant of the Building and any other costs reimbursed or paid for by any tenant of the Building;

                    (vii) Leasing fees or commissions or advertising and marketing costs, and other legal or professional fees and expenses incurred in negotiations or disputes with other tenants or the expenses of improving or decorating leased space to other tenants;

                    (viii) repairs or replacements paid for out of proceeds insurance;

                    (ix) The cost of any electric current furnished directly to and paid by the Tenant;

                    (x) Expenses, including rental expenses, under any ground or underlying lease;

                    (xi) Any expense for which Landlord is compensated through the proceeds of insurance, condemnation or otherwise;

                    (xii) Capital Expenditures other than the annual charge-off for Savings Expenditures, Mandated Expenditures or Necessary Expenditures.

          II.4.5 DEFINITION OF OPERATING YEAR. "OPERATING YEAR" shall mean any twelve (12) month period (unless longer or shorter by virtue in any change in the Operating Year hereinafter made by Landlord) elected by Landlord for operating purposes. Landlord's current Operating Year commenced on January 1, 1999. Upon any change in the

     Operating Year, all items of Operating Expenses and Taxes shall be appropriately prorated and apportioned such that Tenant is not billed more than once for the Operating Expenses and Taxes applicable to any period of time.

          II.4.6 OPERATING STATEMENTS AND ESTIMATED ADDITIONAL RENT PAYMENTS. Within a reasonable period after the end of the first Operating Year occurring within the Lease Term and of each succeeding Operating Year during the Lease Term or fraction thereof at the beginning or end of the Lease Term, Landlord shall render to Tenant a statement ("OPERATING STATEMENT") in reasonable detail and according to usual accounting practices, certified by a representative of Landlord, showing for the preceding Operating Year or fraction thereof, as the case may be (a) Operating Expenses and Taxes with respect to such Operating Year and (b) Tenant's Proportionate Share of Operating Expenses and Taxes. Any items which are not determinable at the time an Operating Statement is rendered shall be included therein on the basis of Landlord's reasonable estimate and with respect thereto Landlord shall promptly after determination render a supplemental Operating Statement, and appropriate adjustment shall be made according thereto. Within thirty (30) days after the date of delivery of each such Operating Statement, Tenant shall pay to Landlord, as Additional Rent the amount of Tenant's Proportionate Share of Operating Expenses and Taxes shown thereon for the preceding Operating Year or fraction thereof, less the Estimated Additional Rent Payments previously paid as hereinafter provided with respect to said Operating Year or fraction thereof.

          In addition, on the first day of each calendar month of the Lease Term, Tenant shall make Estimated Additional Rent Payments to Landlord. "ESTIMATED ADDITIONAL RENT PAYMENTS" refers to such payments as Landlord shall reasonably determine from time to time to be sufficient to provide in the aggregate a fund adequate to pay Tenant's Proportionate Share of Operating Expenses and Taxes for such Operating Year without need for an adjustment as hereinabove described. If the aggregate amount of Estimated Additional Rent Payments with respect to any Operating Year exceeds the amount of Tenant's Proportionate Share of Operating Expenses and Taxes for such Operating Year as shown on the applicable Operating Statement, such excess shall be applied as a credit against the next ensuing Estimated Additional Rent Payments or, if the Lease Term has then expired, Landlord shall promptly pay to Tenant such excess.

          II.4.7 ADDITIONAL RENT. All payments due from Tenant to Landlord under this Lease, in addition to Base Rent, and including without limitation, Additional Tenant Improvement Costs, shall be considered "ADDITIONAL RENT" and any failure by Tenant to make payment to Landlord of any item of Additional Rent shall have the same effect under this Lease as a failure to pay Base Rent.

          II.4.8 WHERE TO PAY RENT. All Rent shall be paid to Landlord, without notice or demand at Landlord's Address or to such other party or to such other address as Landlord may designate from time to time by notice to Tenant. If Landlord shall at any time accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

     II.5 SECURITY DEPOSITS. Upon the execution of this Lease, Tenant shall pay to Landlord the sum specified in Section 1.1, which shall be held by Landlord, without interest, as security for Tenant's performance as herein provided (the "SECURITY Deposit"). The Security Deposit, or any balance thereof remaining after any use, application or retention permitted pursuant to this Section 2.5, shall be returned to Tenant after all of the following have taken place: (a) expiration or earlier termination of the Lease Term; (b) removal of Tenant's property from the Premises; (c) the surrender of the Premises and vacation thereof by Tenant to Landlord in accordance with this Lease; and (d) all Rent and other sums owed pursuant to this Lease have been computed by Landlord and paid by Tenant. Landlord shall have the absolute right at any time to apply or use all or any part of the Security Deposit to cure any default by Tenant hereunder and/or to reimburse Landlord for payments made or liabilities incurred to effect any such cure. If all or any part of the Security Deposit is so used or applied, Tenant shall immediately restore the Security Deposit to its then required amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant; such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

                                  ARTICLE III

                              DELIVERY OF PREMISES


     III.1 ACCEPTANCE OF THE PREMISES. Tenant hereby agrees to accept the Premises in their "AS IS" condition as of the Lease Commencement Date. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, written, verbal or otherwise as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

     III.2 LEASEHOLD IMPROVEMENTS. Tenant shall prepare or cause to be prepared on or before March 15, 1999 construction plans (the "TENANT PLANS") of the improvements to be made to the Premises (the "INITIAL TENANT IMPROVEMENTS"), which Tenant Plans shall be approved in writing by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall construct and install the Initial Tenant Improvements in accordance with the Tenant Plans and the requirements of Article VII. Tenant acknowledges that any and all work to be done in or on the Premises, including the construction of the Initial Tenant Improvements, shall be done at Tenant's sole cost and expense, subject to Landlord's obligations set forth in Section 3.3.

     III.3 TENANT ALLOWANCE AND TENANT REIMBURSEMENT. Landlord shall make available to Tenant, on or after the Lease Commencement Date, a construction allowance in the amount of $345,630, representing $7.50 per rentable square foot of the Premises (the "TENANT ALLOWANCE"). The Tenant Allowance shall be payable by Landlord directly to Tenant's contractor in installments according to reasonable construction disbursement procedures, as Tenant's work on the Initial Tenant Improvements ("Tenant's Work") progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty (30) days, for such disbursement, which request shall be accompanied by: (i) invoices and other documentation reasonably required by Landlord to substantiate all monies expended for Tenant's Work performed prior to the date of such request;
(ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and (iii) a certificate signed by the Tenant's architect and an officer of the Tenant certifying that Tenant's Work represented by the aforementioned invoices has been completed substantially in accordance with the Tenant Plans and that the remaining portion of the Tenant Allowance, together with the maximum Additional Tenant Improvement Costs described below (collectively the "Maximum Landlord Contribution"), is sufficient to pay in full for the completion of the Initial Tenant Improvements. If at any time the remaining portion of the Maximum Landlord Contribution is insufficient to pay for the unfinished Tenant's Work, then Tenant shall pay from its own funds all further sums necessary to enable Tenant and Tenant's architect to again make the certification required under (iii) above. Prior to disbursement of the final installment of the Tenant Allowance (or, as applicable, the Additional Tenant Improvement Costs), Tenant shall furnish to Landlord a copy of the certificate of occupancy (or other confirmation from the Town of Chelmsford that the Premises may be legally occupied). No sums shall be disbursed by Landlord pursuant to this Section 3.3 if there is any uncured default by Tenant under this Lease or any condition which, with the passage of time and/or giving of notice, would constitute a default by Tenant under this Lease. The Tenant Allowance may be used for the payment of all hard and soft construction costs, including without limitation the cost of contractors, labor, materials, equipment, permit fees and architectural fees. To the extent the cost of the Initial Tenant Improvements exceeds the Tenant Allowance as substantiated by evidence acceptable to Landlord in its reasonable discretion, Landlord shall also fund any such excess costs in an amount not to exceed $276,504, or $6.00 per rentable square foot (the "ADDITIONAL TENANT IMPROVEMENTS COSTS") in the manner outlined above, which Additional Tenant Improvements Costs shall be added to the Base Rent. The Additional Tenant Improvements Costs shall be amortized over five (5) years, with interest thereon at the rate of ten percent (10%), compounded monthly, and paid monthly Tenant to Landlord, with each payment of the Base Rent on the first day of each calendar month included in the Term until Landlord has received full payment of the Additional Tenant Improvements Costs. Notwithstanding the provisions of Section 2.5 with respect to the Security Deposit, Landlord's agreement to finance the Additional Tenant Improvements Costs shall be conditioned upon Tenant delivering to Landlord within three business days of Tenant's receipt of Landlord's TI Statement, an irrevocable, unconditional standby letter of credit in the form of EXHIBIT C attached hereto (the "LETTER OF CREDIT") as additional security for the full and faithful performance by Tenant of each and every term provision, covenant and condition of this Lease, including without limitation, Tenant's obligation to repay the Additional Tenant Improvements Costs to Landlord.

The Letter of Credit shall initially be in the amount of Additional Tenant Improvements Costs, shall be issued by a major banking institution in the Commonwealth of Massachusetts approved by Landlord (the "ISSUER"), shall name Landlord as the beneficiary thereof and shall have a term of five (5) years, expiring no sooner than the expiration of the Lease. Landlord shall have the right to draw under the Letter of Credit on one or more occasions from time to time during the Lease Term and in accordance with the terms hereof simply upon presentation to the Issuer at a Boston office of the Issuer a sight draft, together with a certification executed by Landlord or its authorized representative that a default (as defined in Section 17.1 below) exists under this Lease, and without further condition, and the Issuer shall be obligated to pay upon presentation of such draft without deduction or offset of any type. Any renewal or replacement Letter of Credit shall be in the form described in this
Section 2.5, and shall otherwise be in a form satisfactory to Landlord in its sole discretion. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Letter of Credit shall be returned to Tenant for cancellation after all of the following have taken place: (a) expiration of the Lease Term or earlier termination of the Lease; (b) removal of Tenant's property from the Premises; (c) the surrender of the Premises and vacation thereof by Tenant to Landlord in accordance with this Lease; and (d) all Rent owed pursuant to this Lease has been computed by Landlord and paid by Tenant.

          The Letter of Credit shall be assignable by Landlord in whole but not in part. In the event that Landlord's interest in the Building is transferred during the Lease Term, Tenant shall within three business days of Landlord's request cause the Letter of Credit to be promptly re-issued in favor of such transferee and thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit. Tenant hereby agrees not to look to any Mortgagee as mortgagee, mortgagee in possession, or successor in title to the Premises with respect to the Letter of Credit required by Landlord hereunder, unless the Letter of Credit has actually been received by said Mortgagee as security for Tenant's repayment of the Additional Tenant Improvements Costs.

                                   ARTICLE IV

                         ADDITIONAL COVENANTS OF TENANT


     IV.1 TENANT COVENANTS. In addition to other covenants expressly set forth in this Lease, Tenant covenants and agrees as follows:

          IV.1.1 PERMITTED USE. To use and occupy the Premises solely for the Permitted Uses and for no other use or purpose.

          IV.1.2 NO UNLAWFUL USE. Not to use or occupy the Premises for any unlawful purpose or in any manner that will be inconsistent with any certificate of occupancy applicable from time to time to the Premises or the Building or any part thereof, or that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Without limitation of the foregoing, Tenant shall not injure or deface the

     Premises (i.e., beyond reasonable wear and tear) or the Property, nor keep in the Premises any inflammable fluids or chemicals except for those types and quantities permitted under Landlord's policies of insurance and as comply with law), or permit the emission from the Premises of any objectionable noise or odor; nor dump, flush, or in any way introduce any hazardous substances (defined below) or any other toxic substances (defined below) into the sewage or other waste disposal system serving the Premises or the Building; nor generate, store, use or dispose of hazardous or toxic substances in or on the Premises or the Building other than in compliance with any and all federal, state and local laws and ordinances regulating such activity and then only those types and quantities permitted under Landlord's policies of insurance); nor use or devote the Premises or any part thereof for any use thereof which is inconsistent with the quality, maintenance, use and occupancy of the Building or for any use which is improper, offensive, or liable to invalidate or prevent Landlord from obtaining any insurance customarily carried by landlords of buildings of the type and character of the Building (or liable to increase the premiums therefor) on the Building. Tenant agrees to furnish to Landlord on the Lease Commencement Date and on each anniversary thereof during the Term a certificate in form reasonably acceptable to Landlord from an environmental engineering firm reasonably acceptable to Landlord and Tenant stating that Tenant is operating the Premises in compliance with all applicable laws and regulations relating to the storage, generation, use and disposal of toxic and hazardous substances. Such certificate shall be to the best information, knowledge and belief of said engineer based upon due professional inquiry and such engineer shall be entitled to rely upon a certificate from Tenant as to the toxic and hazardous substances then being generated, stored used or disposed of by Tenant as of the date of such certificate. "HAZARDOUS SUBSTANCES" and "TOXIC SUBSTANCES" as used herein shall have the same meanings as defined and used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9061 ET SEQ.; in the Hazardous Material Transportation Act, 49 U.S.C.ss.1802; in the Toxic Substances Act, 15 U.S.C.ss.2601 ET SEQ.; in the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6921 ET SEQ.; in the Massachusetts Hazardous Waste Management Act, as amended; in Massachusetts General Laws Chapter 21; in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended; in the regulations adopted and publications promulgated pursuant to said Acts; and in any other applicable laws, rules, regulations and orders.

          IV.1.3 COMPLIANCE WITH LAWS. To comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of all public or quasi-public authorities having jurisdiction over the Property concerning the Tenant's use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein and provide Landlord with notice of lack of such compliance and with any notice alleging violation given by any governmental authority. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy, use or other permit for Tenant's particular use and occupancy of the Premises, Tenant will promptly obtain and maintain such permit at Tenant's own expense and will promptly provide copies to Landlord of all such permits so obtained.

     Without limiting any of the foregoing obligations, Tenant shall be responsible for any alterations to the Premises, or any alterations to the Building resulting from the particular use of the Premises made by Tenant, which may be required under the Americans with Disabilities Act, the regulations of the Massachusetts Architectural Access Board, or any other law, rule or regulation regarding the accessibility of the Premises or the Building except to the extent Landlord's Work shall not have been performed in accordance with same.

          IV.1.4 SAFETY APPLIANCES; LICENSES. To keep the Premises equipped with all safety appliances (such as, without limitation, fire extinguishers) required by law or ordinance or any other regulation of any public authority because of the particular manner of use made by Tenant of the Premises, and to procure all licenses and permits so required because of Tenant's particular manner of use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

          IV.1.5 PERSONAL PROPERTY TAXES. To pay, on or before the due date thereof, all taxes charged, assessed or imposed upon the personal property (including, without limitation, fixtures and equipment) of Tenant in or upon the Premises.

                                   ARTICLE V

                            ASSIGNMENT AND SUBLETTING


     V.1 GENERAL PROHIBITION OF ASSIGNMENT AND SUBLETTING. Except as hereinafter provided, Tenant shall not without Landlord's prior written consent, assign, mortgage, pledge, or otherwise transfer or encumber this Lease or its interest therein, in whole or in part, or permit the assignment or transfer of this Lease or the right of occupancy thereunder by operation of law or otherwise. Furthermore, if at any time during the Lease Term, Tenant is (a) a corporation (excluding a corporation the outstanding voting stock of which is listed on a recognized securities exchange) or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant, or (b) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant, such change in identity shall constitute an assignment of this Lease for all purposes hereunder.

     V.2  AFFILIATED ENTITIES. Notwithstanding the prohibition provided in
Section 5.1, Tenant may, without Landlord's consent, assign its interest in this Lease or sublet all or a portion of the Premises to (i) any corporation or entity which is a successor to Tenant either by merger or consolidation, (ii) a purchaser of all or substantially all of Tenant's assets, or (iii) a corporation or other entity which shall (A) control, (B) be under the control of, or (C) be under common control with, Tenant (the term "CONTROL" as used herein shall mean ownership of more than fifty percent

(50%) of the outstanding voting stock of a corporation, or other equivalent equity and control interest if Tenant is not a corporation), provided that in any such case (x) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made for a valid intracorporate business purpose to an entity described in clause (C) above) and is not made to circumvent the provisions of
Section 5.1, (y) any such assignee or sublessee shall have a net worth, after giving effect to such assignment or sublease satisfactory to Landlord, and (z) prior to such assignment, such assignee shall enter into a written agreement with Landlord agreeing to be directly bound to Landlord under the terms of this Lease.

     V.3 TERMS GOVERNING ASSIGNMENTS AND SUBLEASES. Any assignment of this Lease or subletting of the Premises is subject to all of the terms, covenants and conditions of this Lease, including, without limitation, the provisions of this Article V relating to the assignment of this Lease (which shall also govern in the case of the assignment of any sublease by such subtenant) and the subletting of the Premises. Tenant shall reimburse Landlord, as Additional Rent, for Landlord's reasonable legal fees and disbursements and other expenses incurred in connection with any request by Tenant to assign or sublet, promptly upon Landlord's demand therefor. Notwithstanding any assignment or subletting hereunder, Tenant shall remain primarily liable to Landlord for the payment of all Rent and for the full performance of the covenants and conditions of this Lease. If Tenant sublets or assigns the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which any and all compensation received by Tenant as a result of such assignment or subletting exceeds the allocable portion of the applicable Base Rent and Additional Rent attributable to the portion of the Premises so sublet or assigned, less a deduction for the following amounts, if any: (i) the costs of reasonable leasehold improvements actually incurred by Tenant in preparation for such subletting or assignment, and (ii) other reasonable expenses actually incurred by Tenant in connection with such assignment or subletting, including, without limitation, legal, brokerage and architectural fees.

     V.4 NO WAIVER OR RELEASE. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from its primary liability for the performance of all covenants and obligations to be performed by Tenant under this Lease nor as limiting or affecting in any way any of Landlord's rights or remedies, including, without limitation, its rights and remedies under Article XVII, nor shall the collection or acceptance of Rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any such primary liability, which following any assignment, transfer or sublease shall be joint and several with the assignee, transferee or sublessee, as the case may be. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of Section 5.1 hereof, as applicable, with respect to any subsequent assignment or subletting.

     V.5 LANDLORD'S RECAPTURE RIGHT. Notwithstanding anything herein to the contrary, with respect to any proposed assignment of this Lease or proposed sublease of all or some portion of the Premises which individually or together with any previously permitted sublease exceeds fifty percent (50%) of the Premises (regardless of whether Landlord's consent is required hereunder), Landlord shall have the right, to be exercised in writing within fifteen (15) days after written notice from Tenant seeking Landlord's consent to assign this Lease or sublease all or any portion of the Premises, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease) by written notice thereof to Tenant. If Landlord shall give notice of its election to terminate this Lease (or recapture a portion of the Premises, in the event of a proposed sublease), then this Lease shall terminate sixty (60) days after the date of Landlord's termination notice or, in the case of a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises and thereafter all Base Rent and Additional Rent shall be appropriately prorated to reflect the reduction of the Premises as of the sixtieth (60th) day following the date of Landlord's notice thereof.

                                   ARTICLE VI

                             MAINTENANCE AND REPAIRS


     VI.1 REPAIR AND YIELD UP. Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all required repairs thereto, and shall suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises and all alterations and additions thereto in good order, repair and condition, ordinary wear and tear and damage by casualty only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination, all alterations and additions made by or on behalf of Tenant, including, without limitation, any equipment installed pursuant to Article IX. Tenant shall repair any damage caused by such removal and restore the Premises and leave them clean and neat. Notwithstanding the foregoing, Tenant shall not be required to remove those alterations and additions to the Premises made by or on behalf of Tenant that are of a type commonly understood in the suburban Boston office market to be so-called "building standard", and for which (a) Landlord will not incur removal costs with respect thereto in excess of reasonable removal costs as determined in Landlord's reasonable discretion, and (b) Landlord failed to specify in writing at the time of construction that Tenant would be required to remove such alterations and additions upon the expiration or earlier termination of this Lease.

     VI.2 LANDLORD'S RIGHT TO SELF-HELP. Tenant shall repair, at its sole cost and expense, all injury, breakage and damage to (a) the Premises as required under Section 6.1 and (b) if caused by any negligent act or omission of Tenant, or of any agent, employee, subtenant, contractor, customer or invitee of Tenant, all injury, breakage and damage to any other part of the Building, and Landlord shall have the right, at Landlord's option, to make such repairs to the exclusion of Tenant and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as Additional Rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

                                  ARTICLE VII

                               TENANT ALTERATIONS


     VII.1 IMPROVEMENTS. So long as there is no material interference with the performance of any of Landlord's Work or the use and enjoyment of the Building by others having rights to use and enjoy the Building, upon prior written notice and delivery of completed plans therefor to Landlord and subject to the provisions of this Section 7.1, Tenant may from time to time make such nonstructural alterations, decorations, additions or improvements in or to the interior of the Premises costing less than $20,000 as Tenant deems appropriate and are consistent with the quality and character of the Building. Tenant shall not make structural or exterior alterations, decorations, additions or improvements in or to the Premises, nor shall Tenant make any non-structural alterations, decorations, additions or improvements in or to the Premises the cost of which exceeds $10,000, unless Tenant delivers to Landlord completed plans therefor and Landlord consents thereto in writing. With respect to non-structural alterations, decorations, additions or improvements in or to the Premises the cost of which exceeds $10,000, Landlord's consent thereto and to the completed plans therefor shall not be unreasonably withheld or delayed. Any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises made by Tenant or permitted to be made by Tenant, including without limitation the Initial Tenant Improvements, are hereinafter referred to collectively as "IMPROVEMENTS". From and after the date on which such Improvements to the Premises shall be made, Tenant and not Landlord shall, then and thereafter, be responsible for those portions of the Building so altered, decorated, added to or improved by Tenant and any repairs the need for which shall result from such alteration, decoration, addition or improvement.

     All of Tenant's Improvements shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with construction or operation of the Building and, except for installation of furnishings, shall be performed by contractors or workers first approved by Landlord in writing, such approval not to be unreasonably withheld or delayed. Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and assurances satisfactory to Landlord protecting Landlord against liens arising out of the furnishings of such labor and materials; and cause each contractor to carry workers' compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of five million dollars ($5,000,000), and any other insurance which Landlord may from time to time reasonably require which is then customarily required by tenants similar to the Tenant by landlords in the suburban Boston office market, all such insurance to be written in companies approved by Landlord, which approval shall not be unreasonably withheld or delayed and insuring Landlord and Tenant as well as the contractors; and deliver to Landlord certificates of all such insurance. All Improvements shall be performed in accordance with all applicable laws, ordinances, regulations and governmental and quasi-governmental orders and in accordance with plans and specifications first approved by Landlord; provided, however, that Landlord's approval (if given) shall not imply that the Improvements are properly designed or comply with applicable laws. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Property and immediately to discharge any such liens which may so attach. If notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any Improvements to the Premises shall be constructed on behalf of Tenant and not on behalf of Landlord. Tenant shall pay, within ten (10) business days after being billed therefor by Landlord, as Additional Rent, any increase in Taxes which shall result from any Improvements made to the Premises by or on behalf of Tenant (including the Initial Tenant Improvements and Tenant's subsequent Improvements), whether done prior to or after the Lease Commencement Date.

     VII.2 INDEMNITY. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Improvements, including the Initial Tenant Improvements, to the Premises, which obligation shall survive the termination of this Lease.

                                  ARTICLE VIII

                              SIGNS AND FURNISHINGS


     VIII.1 SIGNAGE. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the exterior (or the interior of the Premises in such a way as to be visible from the exterior of the Building) of the Building without the prior written approval of the Landlord, and then only in such number, size, color and style as are consistent with any sign criteria established by Landlord or are approved in writing by Landlord. Landlord shall list, at Landlord's expense, Tenant's name in the first floor lobby directory, in the individual floor directories on the first and second floor and in the Industrial Avenue entrance directory. In the event Tenant occupies more than fifty percent (50%) of the Building, Tenant shall have the right, at Tenant's sole cost and expense, to install an exterior identification sign on the Building, the design, size and location of which shall be subject to Landlord's reasonable approval.

     VIII.2 FLOOR LOAD; DELIVERIES. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment, supplies, fixtures and other concentrated loads, which, if allowed by Landlord, shall, be installed in such manner as to distribute their weight adequately. In the absence of any direction by Landlord, Tenant shall not place a load upon any floor (or hang a load from any ceiling) within the Premises exceeding fifty (50) pounds per square foot or the maximum which such floor was designed to carry and which is allowed by law. Any and all damage or injury to the Premises or the Building caused by moving the same in or upon the Premises shall be repaired by and at the sole cost and expense of Tenant.

                                   ARTICLE IX

                               TENANT'S EQUIPMENT


     IX.1 INSTALLATION AND MAINTENANCE OF TENANT'S EQUIPMENT. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion; any consent granted by Landlord may be conditioned upon the payment by Tenant of any costs incurred by Landlord in connection with the foregoing. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant at Tenant's sole cost and expense on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or shall be removed from the Premises at Tenant's sole cost and expense if Tenant shall be unable to reduce such noise and vibration to a level satisfactory to Landlord.

     IX.2 SATELLITE DISH AND GPS ANTENNA. Subject to approval by all applicable governmental authorities, so long as this Lease is then in full force and effect and Tenant is not in default under the terms, covenants and conditions of this Lease, Landlord hereby grants to Tenant the right to install, use, maintain and operate a satellite dish antenna of no more than thirty-six (36) inches in diameter, at Tenant's sole cost and expense, in the manner and the location on the roof of the Premises determined by Landlord (hereinafter called the "Satellite Dish"). The installation, use, maintenance, operation and removal of the Satellite Dish shall at all times comply with all applicable legal requirements and with all of the terms and conditions set forth in EXHIBIT F attached hereto.

                                   ARTICLE X

                             INSPECTION BY LANDLORD

     Tenant will permit Landlord, its agents or representatives to enter the Premises at all reasonable times following reasonable advance notice (or at any time in cases of emergency and without advance notice in such cases) to examine, inspect and protect the Premises and the Building, to make alterations and repairs, or to show the same to prospective tenants of the Premises during the last Lease Year and to prospective purchasers and mortgagees at all reasonable times. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

                                   ARTICLE XI

                                    INSURANCE


     XI.1 INCREASE IN INSURANCE RATE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment, signs or furnishings in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Building. As a result thereof, Tenant shall be liable for the amount of such increase and shall reimburse Landlord for such amount as Additional Rent upon written demand from Landlord; it being understood, however, that Tenant's payment of such increase shall not operate as a waiver by Landlord of Landlord's right to enforce the provisions of this Article XI and that this provision shall not be construed to broaden, in any way, the Permitted Uses.

     XI.2 COMMERCIAL GENERAL LIABILITY AND CASUALTY INSURANCE. Throughout the Lease Term, Tenant shall obtain and maintain (a) commercial general liability and property damage insurance, including a broad form contractual liability endorsement, in the minimum amount set forth in Section 1.1, (b) casualty insurance covering Tenant's fixtures and personal property located in the Premises, (c) workers' compensation insurance on its employees as required by law, (d) host liquor liability insurance, if applicable, and (e) such other insurance as may reasonably be required by Landlord from time to time and which is then customarily required of tenants similar to the Tenant by landlords in the suburban Boston office market. All of such insurance shall be underwritten by a company or companies licensed to do insurance business in Massachusetts by the Department of Insurance, shall be written on the "occurrence basis", and, with respect to the types of insurance referred to in clauses (a), (b) (d) and
(e) above, shall be in such amounts and contain such deductible amounts as may be reasonably required by Landlord from time to time. The policies referred to in (a) and (e) above shall name Landlord as an additional insured thereunder and, in addition, shall name as additional insureds the holders of any Mortgage of the Property of which Tenant is notified in writing, as their respective interest may appear. Tenant shall deliver certificates of such insurance with Landlord no later than the Lease Commencement Date and at least thirty (30) days before each insurance renewal date thereof. Each such policy shall contain provisions to the effect that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of the loss sustained and prohibiting cancellation or reduction of coverage without first giving Landlord thirty (30) days' prior written notice of such proposed action. Landlord's rights under Section 17.6 shall include, without limitation, the right to obtain the insurance coverage required to be maintained by Tenant hereunder should Landlord not be timely furnished the evidence of insurance required under this Section 11.2.

     Landlord shall carry such insurance as Landlord reasonably considers prudent in connection with the ownership, operation and management of the Building, including without limitation, (i) fire and extended coverage insurance insuring the Building with one hundred percent (100%) replacement cost coverage together with rent loss insurance protecting Landlord against abatement or loss of rent in an amount equal to at least all rent and additional rent payable for one year by tenants of the Building, (ii) commercial general liability and property damage insurance, including a broad form contractual liability endorsement, in such amounts at least equal to those that are required of Tenant for such coverage hereunder, and (iii) insurance against other hazards as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Property or as is customarily carried by owners of buildings similar to the Property. Any costs incurred in connection with any such Landlord's insurance shall be an Operating Expense. Landlord shall have no obligation to insure Tenant's personal property or chattels, including, without limitation, Tenant's trade fixtures, or any improvements installed by any party other than the Landlord named herein. Landlord may carry all or any portion of such insurance under a so-called "blanket" policy; provided that the cost of such blanket policy is reasonably allocated between the Property and other property covered under such blanket policy and the cost included as an Operating Expense is no greater than the cost would have been if Landlord carried separate insurance.

     XI.3 WAIVER OF SUBROGATION. Any casualty insurance carried by either party with respect to the Premises, the Building or the Property, or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss, provided that such clause or endorsement is obtainable without payment of an additional premium. If such clause or endorsement is obtainable upon payment of an additional premium, notice thereof shall be given to the party that would benefit from such clause or endorsement and such party may request the other party to obtain it and shall reimburse the other party for the cost of such additional premium. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent such party's policy permits such waiver of subrogation and then only with respect to sums which are collectible thereunder. Landlord shall be afforded the protection of this provision notwithstanding any right which Tenant may have to self insure.

                                  ARTICLE XII

                             UTILITIES AND SERVICES

     XII.1 UTILITIES. Tenant shall pay, as Additional Rent, the cost of all utilities which are furnished to the Premises and metered with respect to the Premises or which are separately billed or invoiced to Tenant or the Premises, including, but not limited to, electricity, gas, oil, water and sewer in each case before the same is due and to the appropriate authorities charged with the collection thereof. Landlord shall use reasonable efforts to maintain the indoor air temperature in the Building between 55(degree)F and 80(degree) F. Subject to the provisions of Article VII hereof, Tenant may, at its sole cost and expense, install a separate meter to measure electrical consumption in the Premises. If Tenant separately meters and pays for utilities, Landlord agrees to work with Tenant to adjust equitably any Operating Expenses charged back to Tenant for areas for which Tenant separately meters and pays.

     XII.2 INTERRUPTION OF SERVICES. Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, or to perform any other covenant or duty to be performed by Landlord hereunder by reason of any so-called FORCE MAJEURE cause reasonably beyond Landlord's control, including, without limitation, acts of God, casualty, strikes, scarcity of labor or materials, governmental requirements or the like. Any such failure or inability due to FORCE MAJEURE causes to furnish the utilities or services or perform the covenants or duties required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease nor to any abatement of Rent payable hereunder.

     If the Premises shall lack any service which Landlord is required to provide hereunder due to a cause other than FORCE MAJEURE, and such interruption in service renders the Premises untenantable for the conduct of Tenant's business for a period of ten (10) consecutive business days after Landlord's receipt of written notice from Tenant of such condition, then provided that such untenantability and Landlord's inability to cure such condition is not caused by default or neglect of Tenant or Tenant's agents, employees or contractors, Rent amounts payable hereunder shall thereafter be equitably abated until the date such condition is corrected.

     XII.3 GOVERNMENTAL REGULATIONS. The parties hereto shall comply with all mandatory energy conservation controls and requirements applicable to comparable buildings that are imposed or instituted by the federal, state, county or municipal governments, including, without limitation, controls on the permitted range of temperature settings in office/retail buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. Compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

                                  ARTICLE XIII

                        LIABILITY OF LANDLORD; INDEMNITY


     XIII.1 LIMITATION OF LIABILITY. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, or guests for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the negligence or willful misconduct of Landlord or Landlord's agents, servants or employees. Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant's business.

     XIII.2 INDEMNITY.

          Tenant hereby agrees to indemnify and hold Landlord and any of its partners, shareholders, officers, directors, employees, agents and contractors (each an "INDEMNIFIED PARTY") harmless from and against all costs, damages, claims, liabilities, liens and expenses (including, without limitation, reasonable attorneys' fees, court costs and other expenses of litigation or arbitration) suffered by or claimed against such Indemnified Party; directly or indirectly, based on, arising out of or resulting from (a) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (b) any negligence or willful misconduct by Tenant or its employees, agents, licensees, invitees, contractors or sublessees, (c) any accident, injury or damage whatsoever caused to any person or to the property of any person in or about the Premises or outside of the Premises where such accident, injury or damage results or is claimed to have resulted from the negligence or willful misconduct by Tenant or its employees, agents, licensees, invitees, customers, guests, contractors or sublessees or (d) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease, unless any of the foregoing is due to the negligence or willful misconduct of Landlord, its agents, servants or employees.

     XIII.3 NO RIGHT OF SET-OFF. In the event that Tenant shall have a claim against Landlord, at any time during the Lease Term, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Rent or other sums payable to Landlord, it being understood that

Tenant's sole remedy for recovering upon such claim shall be an independent action against Landlord, except to the extent that Tenant is entitled to an abatement of rent as expressly set forth in Articles XV or XVI.

     XIII.4 NONRECOURSE. In the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to Landlord's then interest in the Property and any insurance policies carried by Landlord pursuant to paragraph 11.2 hereof. In no event shall any partner, officer, director, trustee, stockholder, employee or beneficiary of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord and Tenant may not look to any other assets of Landlord or any beneficiary of Landlord.

                                  ARTICLE XIV

                              RULES AND REGULATIONS


     Tenant and its employees, agents, licensees, invitees, customers, guests and permitted subtenants shall at all times abide by and observe the RULES AND REGULATIONS for the Property attached hereto as EXHIBIT E and any reasonable rules and regulations of general applicability to all tenants in the Building adopted from time to time by Landlord; provided, however, that any rules and regulations adopted after the date of execution of this Lease shall not materially alter the terms and provisions of this Lease or materially adversely affect Tenant's permitted use of the Premises as set forth in paragraph 1.1 hereof. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce any such rules and regulations, except that no action shall be taken against Tenant unless also taken against all other tenants in the Building not complying with any such rules and regulations.

                                   ARTICLE XV

                              DAMAGE OR DESTRUCTION

     XV.1 RESTORATION OR TERMINATION. If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause which is covered by insurance obtained by Landlord under Section 11.2.1, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance companies involved) restore and repair the Premises and the Building, as the case may be, to proper condition for use and occupancy by Tenant to the extent of such net proceeds; provided, however, if in Landlord's good faith determination, such damage or destruction is not reasonably susceptible of being repaired or restored within one hundred eighty (180) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, Landlord or Tenant may, within forty-five (45) days after the occurrence of such damage, terminate this Lease by giving notice of termination to the other and specifying in such notice the effective date of such termination. If this Lease is terminated pursuant to the preceding sentence, all Base Rent and Additional Rent payable hereunder shall be apportioned and paid (i) to the date such damage occurred, with respect to space inaccessible or unusable, and (ii) to the date of such termination of this Lease, with respect to the remainder of the Premises, an equitable apportionment to be based upon the criteria provided below. Following any termination of this Lease as aforesaid, Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease or otherwise. If this Lease is not terminated as a result of such damage, this Lease shall continue in full force and effect and a just and proportionate part of the Base Rent and Additional Rent shall, according to the nature and extent to which the Premises shall have been so rendered inaccessible or unusable, be suspended or abated until the Premises shall have been restored to proper use and occupancy as aforesaid.

     XV.2 TENANT'S PERSONAL PROPERTY. If Landlord repairs and restores the Premises as provided in Section 15.1, Landlord shall not be required to repair or restore any Improvements made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

     XV.3 LANDLORD'S RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, if the Building is damaged or destroyed from any cause to such an extent that the costs of repairing and restoring the Building as reasonably estimated by Landlord would exceed thirty percent (30%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by notice to Tenant. This right of termination shall be in addition to any other right of termination provided in this Lease.

                                  ARTICLE XVI

                                  CONDEMNATION

     XVI.1 TAKING. If the whole or a substantial part of the Premises (as hereinafter defined) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then Landlord shall send notice to Tenant within thirty (30) days after receiving written notice of such taking or condemnation and this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all Base Rent and Additional Rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof in lieu of such a taking), this Lease shall continue in full force and effect, but the Base Rent and the formula for determining Tenant's Proportionate Share of Taxes and Operating Expenses thereafter payable hereunder shall be equitably adjusted as of the date title vests in the governmental or quasi-governmental authority. For purposes of this
Section 16.1, a "SUBSTANTIAL PART OF THE PREMISES" shall be considered to have been taken if any part of the Premises is rendered unusable as a result of such taking.

     XVI.2 AWARDS. All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord; Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, damages and other compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements installed in the Premises at Landlord's expense or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense (but excluding any component of Landlord's Work made to the Premises) and for relocation expenses, provided that no such action shall affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

                                  ARTICLE XVII

                           DEFAULT BY TENANT; REMEDIES


     XVII.1 DEFAULT. The occurrence of any of the following (whether or not the Lease Term shall have commenced) shall constitute a default under this Lease:

               (a   if Tenant shall fail to pay when due any installment of Base

     Rent or Estimated Additional Rent Payments or any other Additional Rent; or

               (b   if Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue for more than thirty (30) days after written notice thereof from Landlord plus such additional time, if any, as is reasonably necessary to cure the default if it is of such a nature that it cannot reasonably be cured in thirty (30) days, provided Tenant is diligently proceeding to cure such default to completion at all times; or

               (c   if Tenant shall commence any case, proceeding or other
     action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property; or

               (d   if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against Tenant as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against Tenant or (ii) remains undismissed for a period of sixty (60) days.

     XVII.2 LANDLORD'S RIGHT TO TERMINATE. If Tenant shall be in default under this Lease beyond the applicable cure period, if any, then, in any such case, Landlord may, whether or not the Lease Term shall have begun, immediately, or at any time while such default exists and without further notice, terminate this Lease by written notice to Tenant, specifying a date on which this Lease shall terminate, and this Lease shall thereupon come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord, it being understood, however, that Tenant shall remain liable as hereinafter provided. Landlord, without notice to Tenant, may store Tenant's removable fixtures, equipment and personal property, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, after written notice to Tenant, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     XVII.3 RENT RESERVED. If this Lease is terminated under any of the provisions contained in Sections 17.1 and 17.2 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total Base Rent and Additional Rent reserved for the residue of the Lease Term, together with the value of all other considerations agreed to be paid or performed by Tenant for said residue, over the rental value of the Premises for said residue of the Lease Term. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant,

Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 17.3 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting; it being agreed by Tenant that Landlord (a) may relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Landlord in its sole discretion considers advisable or necessary to relet the same and (b) may make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or its failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

     In lieu of any other damages for Tenant's breach and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 17.3, Landlord may, by notice to Tenant given at any time after this Lease is terminated under any of the provisions contained in Section 17.1 or 17.2 or is otherwise terminated for breach of any obligation of Tenant, and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, (i) an amount equal to the lesser of (A) the aggregate of the Base Rent and Additional Rent with respect to the 12 months ended next prior to such termination (or in the event a default occurs during the first Lease Year, an amount equal to the aggregate of an annualized amount of Base Rent and Additional Rent accrued under this Lease in the first Lease Year) and (B) if less than 12 months remain in the Lease Term, an amount equal to the aggregate of Base Rent and Additional Rent payable with respect to the prior "x" months, with "x" equaling the number of months remaining in the Lease Term, plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination, (ii) less the amount of any recovery by Landlord under the foregoing provisions of this Section 17.3 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     XVII.4 CUMULATIVE REMEDIES. All rights and remedies of Landlord and Tenant set forth herein are in addition to all other rights and remedies available at law or in equity. All rights and remedies available hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent exercise of any other right or remedy hereunder or subsequent exercise of the same or any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default hereunder or of any of Landlord's or Tenant's rights or remedies in connection therewith. Landlord or Tenant shall not be deemed to have waived any default hereunder unless such waiver is set forth in a written instrument. If Landlord or Tenant waives in writing any default, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     XVII.5 NO WAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently. Neither the payment by Tenant of a lesser amount than the installments of Base Rent, Estimated Additional Rent Payments or of any other Additional Rent nor any endorsement or statement on any check or letter accompanying a check for payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     XVII.6 LANDLORD'S RIGHT TO SELF-HELP. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, following thirty (30) days prior written notice or such shorter period as may be necessary in the event of an emergency, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum (the "INTEREST RATE") of fifteen percent (15%) from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord as Additional Rent; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Landlord may, but is under no obligation to, apply any monies held by Landlord for Tenant's account, including, without limitation, Estimated Additional Rent payments, in exercising its rights under this Section 17.6. The taking of any action by Landlord under this Section 17.6 shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     XVII.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Estimated Additional Rent Payments or any other Additional Rent on or before the date ten (10) days after such payment is due and payable, a late charge of four percent (4%) of the amount of such payment shall then be due and payable from Tenant to Landlord as Additional Rent. In addition, such late payment shall bear interest at the Interest Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.

                                 ARTICLE XVIII

                                  HOLDING OVER


     In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term or the sooner termination of this Lease, Tenant shall, at Landlord's election exercised by giving notice to Tenant as described in the next following paragraph of this Article XVIII, become a month-to-month tenant and shall be obligated to pay monthly installments of Base Rent and Additional Rent in an amount equal to one hundred fifty percent (150%) times the sum of the installment of Base Rent and Estimated Additional Rent Payments payable during the last full calendar month of the Lease Term.

     If Landlord shall not have elected to make Tenant a month-to-month tenant, Landlord may, at any time prior to its giving a notice to Tenant that it has become a month-to-month tenant pursuant to the terms of this Article XVIII, forthwith re-enter and take possession of the Premises. Until Tenant shall have either been evicted from the Premises or made a month-to-month tenant as aforesaid, Tenant shall be a tenant-at-will, subject to all the terms, conditions, covenants and agreements of this Lease which would have applied in the case of a month-to-month tenancy except Tenant's monthly rental obligations shall be prorated on a daily basis. Nothing herein contained is intended to limit any rights of Landlord under Article XVII or otherwise, including, without limitation, Landlord's right to be indemnified against and reimbursed for, in addition to all amounts otherwise required by the provisions of Article XVII, the amount of all loss, cost and damage incurred by Landlord as a result of any holdover by Tenant, including, without limitation, all court and arbitration costs, attorneys' fees and expenses and any other expenses of litigation or arbitration plus any damages on account of inability to deliver possession of the Premises to any successor tenant.

                                  ARTICLE XIX

                              COVENANTS OF LANDLORD


     XIX.1 QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease for the Lease Term and that if Tenant shall pay all Rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises, subject to all of the terms and provisions hereof, without hindrance by Landlord or by persons claiming under Landlord.

     XIX.2 LANDLORD'S RESERVATIONS. Landlord hereby reserves to itself and its successors and assigns the right to change the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, stairs, toilets, driveways, parking areas or other public facilities. Landlord may exercise any or all of the foregoing rights without being deemed guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

     XIX.3 LANDLORD'S SERVICES. The schedule of building services is set forth on EXHIBIT D attached hereto and made a part hereof, all costs of which shall be included in Operating Expenses. Subject to the Rules and Regulations, Tenant shall be entitled to reasonable access to the Premises seven (7) days a week, twenty-four (24) hours a day, but the services and utilities required to be furnished by Landlord, other than electricity and water and elevator service, will be provided only during the Normal Hours of Operation of the Building, except as otherwise specified herein. If Tenant requires air-conditioning or heat beyond the Normal Hours of Operation of the Building, Landlord will furnish such overtime air-conditioning or heat, provided Tenant gives Landlord's agent reasonable advance notice of such requirement (but in any event, no later than 1:00 p.m. on the business day preceding the date such overtime air-conditioning or heat is desired) and Tenant agrees to pay, as Additional Rent, for the cost thereof in accordance with Landlord's then current schedule of costs and assessments therefor. As of the date of this Lease, Landlord's current charge for overtime air-conditioning or heat is $30.00 per hour and any subsequent increases to such charges shall be in commercially reasonable amounts.

     XIX.4 NORMAL HOURS OF OPERATION. Subject to the Rules and Regulations, the "Normal Hours of Operation of the Building" will be 7:30 am. to 7:30 p.m. on Monday through Friday (except federal holidays) and 8:00 am. to 1:00 p.m. on Saturday. There will be no Normal Hours of Operation of the Building on weekends (other than 8:00 am. to 1:00 p.m. on Saturday) or federal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant at Tenant's sole cost and expense.

     XIX.5 ADDITIONAL SERVICES. Upon reasonable advance notice from Tenant, Landlord will endeavor to furnish other services to the Premises on days and at times other than as provided in EXHIBIT D, and Tenant shall on demand and as additional rent pay to Landlord, on account thereof, the actual costs for such additional services as determined by the Landlord's accountants. Landlord shall provide Tenant a statement in reasonable detail of the costs for such additional services.

     XIX.6 ROOF, EXTERIOR WALLS, FLOOR SLABS AND BUILDING COMMON FACILITIES REPAIRS. Landlord hereby covenants to make such repairs to the roof, exterior walls, floor slabs, building plumbing, electrical and mechanical systems, and the other Building common areas (including, without limitation, the elevators, public stairways and corridors), as may be necessary to keep them in serviceable condition consistent with those of other comparable buildings in the suburban Boston office market, the expense of which shall be included in Operating Expenses in accordance with Section 2.4.4, except that if the same are made necessary by virtue of any default by Tenant under the terms and conditions of this Lease, such expenses be the sole responsibility of Tenant and shall be paid by Tenant to Landlord as Additional Rent.

     XIX.7 OBLIGATIONS REGARDING LOBBY, COMMON AREA, AND CAFETERIA STORAGE AREA. Landlord hereby agrees to (a) commence refurbishment of the Building' s lobby within ninety (90) days of the Lease Commencement Date, which refurbishment shall be completed on or before December 31, 1999, (b) seal off common areas as set forth on EXHIBIT G attached hereto, and (c) relocate the cafeteria storage area shown on EXHIBIT H attached hereto to another area.

                                   ARTICLE XX

                               RIGHTS OF MORTGAGEE


     XX.1 DEFINITION OF MORTGAGE. The term "MORTGAGE" shall mean any one or more mortgages or deeds of trust which may now or hereafter affect Landlord's interest in the Property and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

     XX.2 LEASE SUBORDINATE-SUPERIOR. This Lease shall be subject and subordinate to any Mortgage now or hereafter encumbering the Property or any portion thereof, provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree not to disturb the fights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of the Premises by such holder through foreclosure proceedings or otherwise. In the event that the holder of a Mortgage or any purchaser at a foreclosure sale or otherwise (a "SUCCESSOR") shall succeed to the interest of Landlord, then Tenant shall and does hereby agree, upon ten (10) days' written notice from the purchaser of the Property, to attorn to such Successor and to recognize such Successor as its landlord. A Successor shall not, except to the extent consented to in writing by itself or any predecessor Successor, be:

               (a   liable for any act or omission of a prior landlord
     (including Landlord); or

               (b   subject to any offset or defenses which Tenant might have
     against any prior landlord (including Landlord); or

               (c   bound by any Rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord); or

               (d   bound by any agreement or modification of this Lease made
     without the consent of any Successor of which Tenant has been given notice; or

               (e   liable for any fact or circumstance or condition to the
     extent existing or arising prior to such Successor's succession to the interest of Landlord under this Lease and such Successor further shall not be liable except during the period of time, if any, during which such Successor is the owner of the Landlord's interest in the Building and in any event only to the extent set forth in Section 13.4.

     Any claim by Tenant under this Lease against a Successor shall be satisfied solely out of such Successor's interest in the Property and Tenant shall not seek recovery against or out of any other assets of such Successor.

     Notwithstanding the foregoing, the holder of a Mortgage may at its election subordinate the same to this Lease without the consent or approval of Tenant. Any such Mortgage to which this Lease shall subordinate may contain such terms, provisions and conditions as the holder reasonably deems usual or customary.

     This Section 20.2 shall be self-operative. Tenant agrees to execute and deliver promptly appropriate instruments in customary form as requested by Landlord or the holder of any Mortgage to carry out the subordination, nondisturbance and attornment agreements contained in this Section 20.2, provided that such agreements contain an agreement by Landlord or the holder of any Mortgage to recognize the rights of Tenant under this Lease.

                                  ARTICLE XXI

                               GENERAL PROVISIONS


     XXI.1 NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant, except as herein expressly set forth.

     XXI.2 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     XXI.3 BROKERAGE. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder other than Fallon, Hines & O'Connor and CB Richard Ellis/Whittier Partners, (together, the "BROKER") in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claim for brokerage or other commissions asserted by any broker, agent or finder (other than the Broker) engaged by Tenant or with whom Tenant has dealt. Similarly, Landlord shall indemnify and hold Tenant harmless from and against any claims asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt. The representations and warranties contained in this Section 21.3 shall survive any termination of this Lease. As between Tenant and Landlord, Landlord shall be responsible to pay any brokerage commission that may be due to the Broker in connection with the transactions described herein. Broker shall not be deemed a third party beneficiary of the provisions of this Section 21.3.

     XXI.4 ESTOPPEL CERTIFICATE. Tenant agrees from time to time, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that as of the date thereof the executing party has no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail), and the dates to which Annual Base Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section 21.4 may be relied upon by any prospective purchaser or mortgagee of the property or one or more of them, or any prospective assignee of any such mortgage.

     XXI.5 COST OF ENFORCEMENT. Landlord and Tenant shall pay all reasonable costs and counsel and other fees incurred by the other in connection with the successful enforcement from time to time of any obligation under this Lease.

     XXI.6 NOTICES. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (E.G., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid to the following address:

               (a   if to Landlord at Landlord's Address to the attention of the
     One Executive Drive Asset Manager, with copies to (i) MGI Property Management, Inc., One Winthrop Square, Boston, MA 02110, Attn: David C. Jones, Assistant Vice President, and (ii) Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109-2881, Attn: Michael H. Glazer, P.C.; and

               (b   if to Tenant, at Tenant's Original Address prior to the
     Lease Commencement Date, and thereafter to the Tenant's attention addressed to the Premises.

     Receipt of notice or other communication hereunder shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered, or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice, not less than thirty (30) days prior to the effectiveness thereof, given in accordance with this Section.

     XXI.7 PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the best extent permitted by law.

     XXI.8 GENDER. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in winch the context may require such substitution.

     XXI.9 BIND AND INURE. The provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and each of their respective successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     XXI.10 ENTIRE AGREEMENT. This Lease contains and embodies the entire agreement of the parties hereto with respect to Tenant's leasehold estate hereunder and supersedes all prior agreements, negotiations and discussions between the parties hereto and any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     XXI.11 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws. Each of Landlord and Tenant agree to submit to jurisdiction in the Commonwealth of Massachusetts with respect to any dispute under or arising out of this Lease and agree that any such dispute shall be brought either in the courts of the Commonwealth of Massachusetts or in the applicable federal district court located in Massachusetts.

     XXI.12 HEADINGS. Article headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     XXI.13 NOT AN OFFER. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     XXI.14 TIME IS OF THE ESSENCE. Time is of the essence of each provision of this Lease.

     XXI.15 MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     XXI.16 NOTICE OF LEASE. This Lease shall not be recorded. Upon the request of either party, the parties shall execute, in recordable form, a Notice of this Lease. If this Lease is terminated before the Lease Term expires, upon the request of either party, the parties shall execute, in recordable form, an instrument acknowledging the date of termination. Recordation costs shall be paid by the requesting party.

     XXI.17 WAIVER OF JURY TRIAL. Landlord and Tenant hereby each waive trial, by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises.

     XXI.18 EXHIBITS. This Lease includes and incorporates all Exhibits referred to hereby and attached hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            LANDLORD:

Attest:                                 MGI CHELMSFORD CORP.


/s/ illegible signature                     By: /s/ Karl W. Weller
-----------------------                        ------------------------------
                                            Name: Karl W. Weller
                                            Title: JVP

TENANT:

Attest:                                 CASTLE NETWORKS, INC.


/s/ illegible signature                     By: /s/ Thomas M. Burkardt
-----------------------                        ------------------------------
                                            Name: Thomas M. Burkardt
                                            Title: CEO

                               ONE EXECUTIVE DRIVE
                            CHELMSFORD, MASSACHUSETTS

                    LANDLORD SERVICES: MULTI-TENANT BUILDING

                                 SEPTEMBER, 1997


---------------------------------------------------------------------------------------------------------------------
  #                      BUILDING SERVICE                         RESPONSIBILITY                    NOTES
---------------------------------------------------------------------------------------------------------------------
1.      Landscaping                                                  Landlord
---------------------------------------------------------------------------------------------------------------------
2.      Snow removal                                                 Landlord
---------------------------------------------------------------------------------------------------------------------
3.      Roof repairs, inspection & maintenance                       Landlord
---------------------------------------------------------------------------------------------------------------------
4.      HVAC - RTU's, VAV's, EMS                                     Landlord           Excludes interior
                                                                                        "Lieberts", auxiliary or
                                                                                        add-on tenant specific units
                                                                                        unless otherwise agreed upon.
---------------------------------------------------------------------------------------------------------------------
5.      Lighting - lamps & ballasts.                                 Landlord           Interior & exterior
---------------------------------------------------------------------------------------------------------------------
6.      Windows - broken glass, seals.                               Landlord           Landlord to repair common
                                                                                        area glass, doors.
---------------------------------------------------------------------------------------------------------------------
7.      Water / Sewer                                                Landlord
---------------------------------------------------------------------------------------------------------------------
8.      Trash removal / compactor                                    Landlord
---------------------------------------------------------------------------------------------------------------------
9.      Kitchen exhaust systems, kitchen equipment                   Landlord           Excludes service staff and
        maintenance and repair                                                          food costs.
---------------------------------------------------------------------------------------------------------------------
10.     Electrical R&M                                               Landlord
---------------------------------------------------------------------------------------------------------------------
11.     Life safety systems (fire alarm, sprinkler, fire             Landlord
        pump, smoke evacuation system)
---------------------------------------------------------------------------------------------------------------------
12.     Janitorial                                                   Landlord           Nightly, five days per week
---------------------------------------------------------------------------------------------------------------------
13.     Gas service                                                  Landlord
---------------------------------------------------------------------------------------------------------------------
14.     Plumbing R&M                                                 Landlord
---------------------------------------------------------------------------------------------------------------------
15.     Elevator service, testing, R&M                               Landlord
---------------------------------------------------------------------------------------------------------------------
16.     Parking lot & drivelane R&M                                  Landlord
---------------------------------------------------------------------------------------------------------------------
17.     General building maintenance, maintenance staff.             Landlord           Tenant specific R&M repairs
        Loading dock pumps, trench drain, OH doors,                                     (repair desks, furniture,
        building related hardware, systems, finishes,                                   tenant hardware, etc.), are
        sewer ejector pumps, etc.                                                       not the responsibility of
                                                                                        Landlord.
---------------------------------------------------------------------------------------------------------------------
18.     Real estate taxes                                            Landlord
---------------------------------------------------------------------------------------------------------------------
19.     Electric (Utility)  All electric charges will be             Landlord           Overtime HVAC to be billed
        billed back at pro-rata share per lease.                                        at hourly rate unless
                                                                                        otherwise noted in lease.
---------------------------------------------------------------------------------------------------------------------
20.     Property Administration & Management                         Landlord
---------------------------------------------------------------------------------------------------------------------
21.     Emergency power generator                                    Landlord
---------------------------------------------------------------------------------------------------------------------
22.     Building Security Card Access System                         Landlord           Excludes individual tenant
                                                                                        card access or
                                                                                        security/burglar systems,
                                                                                        environmental alarms, etc.
---------------------------------------------------------------------------------------------------------------------
23.
---------------------------------------------------------------------------------------------------------------------
24.
---------------------------------------------------------------------------------------------------------------------
25.
---------------------------------------------------------------------------------------------------------------------

Note: All building services & utilities detailed above will be included in the reimbursable operating expense budgets and subject to 100% reimbursement on a pro-rata share basis by the tenants at One Executive Drive.

                              [GROUND FLOOR PLAN]

                              [SECOND FLOOR PLAN]

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

     [To be attached upon Landlord's receipt and approval of a form provided by Tenant containing the terms and conditions set forth in Section 3.3 of the Lease.]

                                   EXHIBIT I


                             (LANDLORD'S SERVICES)

                                    EXHIBIT E

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by a Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animal or birds be kept in or about the Building. Smoking in the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

     6. Except with prior written consent of Landlord and as Landlord may direct, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum; or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. Except with the prior written consent of Landlord, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. If requested, Tenant shall provide Landlord with a copy of a key for all new locks or bolts. Each Tenant shall, upon the termination of his tenancy, restore to Landlord all keys either furnished to or otherwise procured by, such Tenant. In the event of the loss of any keys furnished to Tenant, Tenant shall pay to Landlord the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Landlord and only during hours and in a manner approved by Landlord.

     9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. Except for those items necessary for the cleaning and maintenance of Tenant's business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

     12. The loading dock and freight elevator in the Building shall be available for use by all tenants of the Building, subject to procedures established by Landlord.

                                    EXHIBIT F

       COVENANTS OF TENANT RELATING TO THE SATELLITE DISH AND GPS ANTENNA

     (a) Any installation and operation of Tenant's Satellite Dish shall be performed in accordance with all legal requirements and shall not cause structural damage to the Building;

     (b) Tenant shall carry the insurance required pursuant to this Lease and shall indemnify and hold Landlord harmless from (i) any liability, cost or expense incurred by Landlord in connection with the erection, installation, maintenance and operation of the Tenant's Satellite Dish and any related equipment installed by Tenant, and (ii) any and all claims, costs, damages and expenses (including reasonable attorneys' fees) arising out of accidents, damage, injury or loss to any and all persons and property resulting from or in connection with the erection, installation, maintenance and operation of the Tenant's Satellite Dish;

     (c) Tenant shall promptly repair any damage caused to the roof by reason of such installation or operation of Tenant's Satellite Dish including, without limitation, any repairs, restorations, maintenance, renewals or replacement of the roof (or portion thereof) necessitated by or in any way caused by or relating to such installations or the operation or presence of Tenant's Satellite Dish on the Building;

     (d) Unless Landlord notifies Tenant that Landlord wishes for Tenant's Satellite Dish and related equipment to become the property of Landlord upon the expiration of this Lease or the earlier termination of the Lease Term, Tenant shall remove Tenant's Satellite Dish and repair any resulting damage to the Building and restore the roof and the Building to the condition which existed prior to any such installation, all at or prior to the expiration or earlier termination of the Lease Term;

     (e) Tenant shall not install Tenant's Satellite Dish without Landlord' s prior approval of the manner of such installation and reasonably detailed plans and specifications for such installation;

     (f) Prior to its installation, Tenant shall submit to Landlord for Landlord's approval plans and specifications for the Satellite Dish. Tenant shall be solely responsible for the cost of installation, operation and maintenance of the Satellite Dish. Landlord shall not charge Tenant any rent (other than as otherwise provided for in this Lease) for Tenant's Satellite Dish. Tenant shall be responsible for obtaining any permits and licenses required for the installation and operation of the Satellite Dish and Landlord agrees to cooperate with Tenant, at no cost to the Landlord, to accomplish same. Tenant shall have access to the roof to make such repairs, maintenance and alterations to the Satellite Dish as may be necessary, subject to reasonable restrictions imposed by Landlord and to Landlord's reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the roof of the Building. Notwithstanding anything herein to the contrary, Landlord may elect to perform at Tenant's expense all roof work associated with the installation and removal of the Satellite Dish, including, without limitation, pads, penetrations, sleeves, pitch pockets, and water proofing and the removal of the same.

     (g) Tenant's Satellite Dish shall be for the exclusive use of Tenant in connection with Tenant's business within the Premises, and no subtenant or assignee of Tenant shall have any right to have any Tenant's Satellite Dish or antenna on the roof of the Building;

     (h) Tenant shall promptly pay Landlord for the cost of any electric current used in connection with the operation of the Satellite Dish;

     (i) Tenant at its sole cost and expense, shall keep the Tenant's Satellite Dish in good order and condition and shall promptly make any necessary repairs thereto;

     (j) Landlord shall have the right, at Landlord's sole cost and expense, to relocate Tenant's Satellite Dish to another site of comparable efficiency on the roof of the Building. Landlord shall give at least ten (10) days' prior notice of such relocation and shall use reasonable efforts to coordinate with Tenant in order to minimize interference with Tenants business in the Premises; and

     (k) The Satellite Dish shall be installed in such a way, and with appropriate screening materials (to be provided at Tenant's sole cost and expense) so that the Satellite Dish shall not be visible from any vantage point on the ground level of the Property or the public streets adjoining the Property.

                                    EXHIBIT G

                          COMMON AREAS TO BE SEALED OFF

                    [WORK PLANS FOR FLOOR 2 COMMON AREA FOR
                       CAFETERIA/BUILDING STORAGE ROOMS]

                   [WORK PLANS FOR GROUND FLOOR COMMON AREA]

                      [WORK PLANS FOR FLOOR 2 COMMON AREA]

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (the "AMENDMENT") dated as of the 12th day of August, 1999 by and between BCIA New England Holdings LLC, a Delaware limited liability company ("LANDLORD"), and Castle Networks, Inc., a Delaware corporation ("TENANT").

                                    RECITALS

     WHEREAS, Landlord (as successor-in-interest to MGI Chelmsford Corp.) and Tenant are parties to that certain Lease dated as of February 25, 1999 (the "LEASE") with respect to space on the first and second floors of the building known and numbered as One Executive Drive, Chelmsford, Massachusetts (the "BUILDING"), which space consists of approximately 46,084 rentable square feet, as more particularly described therein (the "PREMISES");

     WHEREAS, pursuant to Section 2.1.3 of the Lease, Tenant has a right of first offer on all (but not a portion) space on the third floor of the Building consisting of approximately 37,907 rentable square feet (the "THIRD FLOOR SPACE"); and

     WHEREAS, in accordance with Section 2.1.3 of the Lease, Tenant has notified Landlord in writing of its desire to lease the Third Floor Space in addition to the existing Premises and not in substitution for the Second Floor Space (as defined in the Lease); and

     WHEREAS, Landlord and Tenant wish to amend the Lease to reflect the addition of the Third Floor Space to the Premises on the terms hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. All capitalized terms used herein, and not otherwise defined herein, shall have the meaning subscribed thereto in the Lease.

     2.   To amend the Lease by revising the following definitions in Section
1.1 of the Lease to read as follows, effective as of September 1, 1999:

LANDLORD:           BCIA New England Holdings LLC, a Delaware limited liability company

LANDLORD'S
ADDRESS:            One Boston Place, Suite 2100
                    Boston, Massachusetts 02108

LEASE
COMMENCEMENT
DATE: With respect to the Initial Premises (as hereinafter defined), April 10, 1999; with respect to the Third Floor Space (as hereinafter defined), September 1, 1999.

RENT
COMMENCEMENT
DATE: With respect to the Initial Premises, May 1, 1999; with respect to the Third Floor Space, November 1, 1999, except that Tenant's obligation to pay, as Additional Rent, Tenant's Proportionate Share of (i) Taxes and (ii) Operating Expenses pursuant to Section 2.4 of the Lease shall commence on September 1, 1999.

PREMISES:           Approximately 83,991 rentable square feet comprised of
                    (a) approximately 46,084 rentable square feet on the first and second floors in the Building as indicated by the floor plan attached hereto as EXHIBIT B-1 (the "INITIAL PREMISES") and
                    (b) approximately 37,907 rentable square feet on the third floor in the Building as indicated by the floor plan attached hereto as EXHIBIT B-2 (the "THIRD FLOOR SPACE"), all subject to reservations described in Section 2.1. The
                    Initial Premises and the Third Floor Space shall hereinafter be together referred to as the "PREMISES."

ANNUAL BASE RENT:   With respect to the Initial Premises, from the Rent
                    Commencement Date through December 31, 1999, $4.75 per rentable square foot or $218,899 per year; from January 1, 2000 through December 31, 2004, $12.00 per rentable square foot or $553,008 per year - subject to adjustment pursuant to Section 3.3 hereof. With respect to the Third Floor
                    Space, from the Rent Commencement Date through December 31,
                    2004, $11.00 per rentable square foot or $416,977 per year.

SECURITY DEPOSIT:   $161,664.17, subject to the provisions of Section 2.5
                    hereof.

RENTABLE AREA OF
PREMISES:           Agreed to be 83,991 rentable square feet.

TENANT'S
PROPORTIONATE
SHARE:              76%

     3. To amend the Lease by deleting the definition of "RIGHT OF FIRST OFFER" from Section 1.1 of the Lease and by deleting Section 2.1.3 of the Lease.

     4. Upon execution of this Amendment, Tenant shall pay to Landlord the sum of $69,496.17 to be added to the Security Deposit and held by Landlord pursuant to Section 2.5 of the Lease. In the event Siemens Corporation, or an affiliate thereof acceptable to Landlord, delivers to Landlord a guaranty of Tenant's obligations under the Lease in form and substance satisfactory to Landlord in its sole discretion, Landlord shall release to Tenant the Security Deposit in exchange for such guaranty.

     5. Tenant hereby agrees to accept the Third Floor Space in its "AS IS" condition as of September 1, 1999. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, written, verbal or otherwise, as to the condition of the Third Floor Space or the suitability thereof for Tenant's intended use.

     6. Landlord acknowledges that upon the Lease Commencement Date with respect to the Third Floor Space, Tenant shall occupy more than fifty percent (50%) of the Building, and that pursuant to Section 8.1 of the Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install an exterior identification sign on the Building, the design, size and location of which shall be subject to Landlord's reasonable approval.

     7. The parties acknowledge and agree that the rights and obligations of Landlord and Tenant under this Amendment, and the commencement of the Lease Term with respect to the Third Floor Space only, are subject to the vacation of the Third Floor Space by the existing tenant, Sun Microsystems, Inc. ("SUN") and the early termination of Sun's lease with Landlord (the "SUN TERMINATION"). Landlord shall use reasonable efforts to obtain a written agreement evidencing the Sun Termination and the vacation of the Third Floor Space by Sun on or before August 31, 1999. Notwithstanding anything contained herein to the contrary, the effectiveness of this Amendment shall be conditioned on Landlord obtaining the Sun Termination as aforesaid on or before September 30, 1999. In the even the Sun Termination has not been obtained on or before September 30, 1999, this Amendment shall be null and void and all of the terms of the Lease, including without limitation, the exercise of Tenant's right of first offer set forth in
Section 2.1.3 of the Lease, and such right of first offer shall remain in full force and effect.

     Except as expressly amended herein, all other terms of the Lease remain unchanged and the Lease is in all respects, confirmed, ratified and approved and on the date of this Amendment, subject to the terms hereof, in full force and effect.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment to Lease under seal in one or more counterparts as of the day and year first above written.

                                   BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                   By:  BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                        Delaware limited liability company, its
                                        Manager

                                        By:  BCIA NEW ENGLAND HOLDINGS MANAGER
                                             LLC, a Delaware limited liability
                                             company, its Manager

                                             By:  BCIA NEW ENGLAND HOLDINGS
                                                  MANAGER CORP., a Delaware
                                                  corporation, its Manager

                                                  By: /s/ Karl W. Weller
                                                     ---------------------------
                                                   Name: Karl W. Weller
                                                   Title: Executive Vice
                                                          President


                                        CASTLE NETWORKS, INC., a Delaware
                                        corporation


                                        By: /s/ Stephen J. Maffeo
                                            -------------------------------
                                            Name: Stephen J. Maffeo
                                            Title: CFO

                            SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease dated as of the 31st day of March, 2000 by and between BCIA New England Holdings LLC, a Delaware limited liability company ("LANDLORD"), and Unisphere Solutions, Inc., a Delaware corporation ("TENANT").

                                    RECITALS

     WHEREAS, Landlord (as successor-in-interest to MGI Chelmsford Corp.) and Tenant (as successor-in-interest to Castle Networks, Inc.) are parties to that certain Lease dated as of February 25, 1999, as amended by that certain First Amendment to Lease dated as of August 12, 1999 (as amended, the "LEASE") with respect to space on the first, second and third floors of the building known and numbered as One Executive Drive, Chelmsford, Massachusetts (the "BUILDING"), which space consists of approximately 83,991 rentable square feet, as more particularly described therein (the "PREMISES");

     WHEREAS, the remaining balance of the Building contains approximately 27,463 rentable square feet of space located on the second floor of the Building (the "CADENCE SPACE") and is currently occupied by Cadence Design Systems, Inc. (as successor-in-interest to Quickturn Design Systems, Inc.) ("CADENCE") under lease dated as of June 29, 1998 (the "CADENCE LEASE"); and

     WHEREAS, Cadence wishes to terminate the Cadence Lease as of May 31, 2000 (the "SCHEDULED CADENCE TERMINATION DATE") but in no event later than as of June 5, 2000; and

     WHEREAS, Tenant wishes to lease from Landlord and Landlord wishes to lease to Tenant the Cadence Space subject to and upon the termination of the Cadence Lease; and

     WHEREAS, Landlord and Tenant wish to amend the Lease to reflect the addition of the Cadence Space to the Premises on the terms hereinafter set forth on the terms hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. All capitalized terms used herein, and not otherwise defined herein, shall have the meaning subscribed thereto in the Lease.

     2.   To amend the Lease by revising the following definitions in Section
I.1 of the Lease to read as follows, effective as of the later of (a) June 1, 2000 and (b) the date Cadence vacates and yields up the Cadence Space (the "EFFECTIVE DATE"):

LEASE
COMMENCEMENT
DATE:                    [THE "EFFECTIVE DATE"]

LEASE TERM:              Commencing on the Lease Commencement Date and
                         terminating on the date immediately preceding the seventh anniversary of the Lease Commencement Date.

PREMISES:                The entire Building

ANNUAL BASE RENT:        For Lease Years 1-5, $12.00 per rentable square foot or
                         $1,337,448.00 per year; For Lease Years 6-7, $14.25 per
                         rentable square foot or $1,588,219.50 per year - subject to adjustment pursuant to Section III.3 hereof.

RENTABLE AREA OF
PREMISES:                Agreed to be 111,454 rentable square feet.

RENTABLE AREA OF
BUILDING:                Agreed to be 111,454 rentable square feet.

TENANT'S
PROPORTIONATE
SHARE:                   100%


     3.   To amend the Lease by deleting the date "December 31, 2004" in Section
II.2 of the Lease and substituting in place thereof "the last day of the seventh Lease Year."

     4. To amend the Lease by deleting the definition of "OPTION TO EXTEND" from Section 1.1 of the Lease and by deleting Sections II.2.1 and II.2.2 of the Lease.

     5.   To amend the Lease by deleting Sections III.2 and III.3 of the Lease.

     6. Tenant acknowledges that it has entered or will enter into an agreement to purchase certain items of furniture and communications infrastructure which are now owned by Cadence and located within the Premises (the "CADENCE PROPERTY") and that as of the Effective Date, the Cadence Property shall be deemed Tenant's Improvements for purposes of the Lease. Tenant hereby agrees to accept the Cadence Space in its "AS IS" condition as of the Lease Commencement Date. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, written, verbal or otherwise, as to the condition of the Cadence Space or the suitability thereof for Tenant's intended use.

     7. The parties acknowledge and agree that the rights and obligations of Landlord and Tenant under this Amendment, and the commencement of the Lease Term with respect to the Cadence Space only, are subject to the vacation of the Cadence Space by Cadence and the early termination of Cadence Lease (the "CADENCE TERMINATION"). Landlord shall use reasonable efforts to obtain a written agreement evidencing the Cadence Termination on or before March 15, 2000. Notwithstanding anything contained herein to the contrary, the effectiveness of this Amendment shall be conditioned on Landlord obtaining the Cadence Termination on or before June 5, 2000. In the event the Cadence Termination has not been obtained on or before June 5, 2000, this Amendment shall be null and void and all of the terms of the Lease now existing shall remain in full force and effect.

     8. Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder other than CB Richard Ellis/Whittier Partners (the "BROKER") in carrying on the negotiations relating to this Second Amendment to Lease and the Cadence Space only. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder (other than the Broker) engaged by Tenant or with whom Tenant has dealt in connection with this Second Amendment to Lease and the Cadence Space. Similarly, Landlord shall indemnify and hold Tenant harmless from and against any claims asserted by any broker, agent or finder engaged by Landlord or with whom Landlord has dealt in connection with this Second Amendment to Lease and the Cadence Space. The representations and warranties contained in this Paragraph 8 shall survive any termination of the Lease. As between Tenant and Landlord, Landlord shall be responsible to pay any brokerage commission that may be due to the Broker in connection with the transactions described herein. Broker shall not be deemed a third party beneficiary of the provisions of this Paragraph 8.

     Except as expressly amended herein, all other terms of the Lease remain unchanged and the Lease is in all respects, confirmed, ratified and approved and on the date of this Amendment, subject to the terms hereof, in full force and effect.

                  [Remainder of page intentionally left blank]

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                                       4